Fourth Amendment to
             Agreement and Certificate of Limited Partnership of
               Geodyne Energy Income Limited Partnership III-G


     This Fourth Amendment to Agreement and Certificate of Limited Partnership of Geodyne Energy Income Limited Partnership III-G (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, Geodyne Depositary Company ("Depositary"), a Delaware corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

     WHEREAS, on September 20, 1991, Geodyne Production Company ("Production"), as General partner, and Depositary executed and entered into that certain Agreement and Certificate of Limited Partnership of the Partnership (the "Agreement"); and

     WHEREAS, on February 25, 1993, Production executed and entered into that First Amendment to the Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Energy Income Limited Partnership III-G" to "Geodyne Energy Income Limited Partnership III-G", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

     WHEREAS, on August 4, 1993, Production executed and entered into that Second Amendment to the Agreement whereby it amended certain provisions to (i) expedite the method of accepting transfers of Unit Holders' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

     WHEREAS, on August 31, 1995, Production executed and entered into that Third Amendment to the Agreement whereby it amended certain provisions to allow transfers of Units facilitated through a matching service to the extent that such transfers otherwise comply with Internal Revenue Service transfer regulations applicable to non-permitted transfers for non-publicly traded limited partnerships; and

     WHEREAS, Section 11.1 of the Agreement provides that the general partner of the partnership (the "General Partner") may, without prior notice or consent of any Unit Holder (as defined in the Agreement), amend any provision of this Agreement if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders; and

     WHEREAS,   Production  merged  with  and  into  Geodyne  Resources,  Inc.
("Resources"), its parent corporation, effective June 30, 1996; and



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     WHEREAS, Section 6.2 of the Agreement provides that the General Partner may assign its General Partner Interest to a Person which shall become a successor General Partner without the Consent of the Depositary, if such assignment is in connection with a merger; and

     WHEREAS, as a result of the merger of Production with and into Resources, ownership of the General Partner Interest in the Partnership is assigned to Resources by operation of law; and

     WHEREAS, as a result of the merger of Production with and into Resources, Resources has now succeeded to the position of General Partner of the Partnership; and

     WHEREAS, Resources, as General Partner, desires to amend the Agreement in order to reflect Resources as the new General Partner.

     NOW,  THEREFORE,   in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

       All references in the Agreement to Geodyne Production Company as General Partner are hereby amended to reflect, instead, Geodyne Resources, Inc. as General Partner.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 1st day of July, 1996.


                                       Geodyne Production Company
                                       by Geodyne Resources, Inc.
                                       as successor by merger

                                       By:  /s/ Dennis R. Neill
                                            --------------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Resources, Inc.
                                       as General Partner

                                       By:  /s/ Dennis R. Neill
                                            ---------------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Depositary Company, as the
                                       Limited Partner

                                       By:  /s/ Dennis R. Neill
                                            ----------------------------
                                            Dennis R. Neill
                                            President





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





                                       Geodyne Resources, Inc., as
                                       Attorney-in-Fact for all Substituted
                                       Limited Partners

                                       By:  /s/ Dennis R. Neill
                                            -------------------------
                                            Dennis R. Neill
                                            President


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